EXHIBIT 10.6

                                MERGER AGREEMENT

         THIS MERGER AGREEMENT is made this 29th day of January, 1998, at Evansville, Indiana, by and among Division - Tel Communications Group, Inc., an Indiana corporation, (hereinafter referred to as "Division - Tel"), Michael R. Meece, an individual and controlling shareholder of Division-Tel (hereinafter referred to as "Meece"), and Telecomm Industries Corp., a Delaware corporation (hereinafter referred to as "Telecomm").

                                    Recitals
1. Division-Tel is an Indiana corporation, and presently owns and operates a voice and data telecommunication business, operated from the locations, identified on Schedule 8.1

2. Both Telecomm, through it's Board of Directors, and Division-Tel, through it's Sole Shareholder, Micheal R, Meece, believe this Merger to be in the best interests of their respective business entities.

3.            The  entities   shall  merge   together,   with  the  new  entity,
              (hereinafter   "Merged  Companies")  becoming  known  as  Telecomm
              Industries Corp. Division-Tel shall cease to exist.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged, the parties agree as follows:
                             Section 1. Definitions

         As used in this Agreement, the terms identified below in this Section will have the meanings indicated, unless a different and common meaning of the term is clearly indicated by the context.

1.1 Balance Sheet - means the December 31, 1997 Balance Sheet of Division-Tel, a copy of which is attached hereto and marked
              Schedule 1.1.

1.2 Statement of Income and Expenses - means the December 31, 1997 Statement of Income and Expenses of Division-Tel, a copy of which is attached hereto and marked Schedule 1.2.

1.3           Financial  Statements  - means the  Balance  Sheet,  as defined in
              Section 1.1, the Statement of Income and  Expenses,  as defined in
              Section 1.2, and Cash Flow Statements, when referred to collectively.

1.4           Agreement  -  means  this  Merger  Agreement   together  with  the
              Attachments.

1.5 Attachments - means the Schedules and Exhibits referred to herein and attached hereto.

1.6 Authorization - means any Government consent, license, permit, grant or other governmental authorization.

1.7           Closing - means the Closing of the  Transaction  as  described  in
              Section 8 of this Agreement.

1.8 Closing Date - means the date and time as set forth in Section 8, or such other date and time as subsequently may be agreed upon by the parties, in writing. Any reference herein to the Closing Date for the purpose of establishing a point in time, or calculating a period of time, means 11:59 p.m., local time on the Closing Date.

1.9 Contract - means any voluntarily entered written or oral agreement or commitment that is legally binding on any person or entity under applicable law.


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1.10          Court Order - means any judgment,  decree,  injunction or order of any federal, state, local or foreign court that is binding on any person or entity or its property under applicable law.

1.11          Effective Date - means the date first above written.

1.12          Entity - means a corporation,  partnership,  sole  proprietorship, limited liability company, joint venture or other form of organization whether formed for the conduct of a business or profit seeking activity, active or passive, or not for profit.

1.13 Intellectual Property - means any trade names, trademarks, service marks, copyrights and work of authorship, and all registrations and applications for the foregoing, and all licenses or license rights related to or based upon the foregoing, software licenses and know-how licenses, trade secrets, fictitious names, assumed names, all industrial models and all United States and foreign patent rights covered by, disclosed in or otherwise related thereto and all registrations and applications therefor and all reissues, divisions, continuations-in-part, re-examinations and extensions thereof, together with the right to sue for past infringement and improper, unlawful or unfair use of any of the foregoing.

1.14 Division-Tel - means Division - Tel Communications Group, Inc., an Indiana corporation.

1.15 Division-Tel's Business - means the existing business operations (including without limitation, the goodwill and going concern value), labor relations, customer and supplier relations, and products, if any, or services, if any, of Division-Tel.

1.16          Telecomm   -  means   Telecomm   Industries   Corp.,   a  Delaware
              Corporation.

1.17 Transaction - means the transaction contemplated by the Agreement, and the related Exhibits.

1.18 Merged Assets - means the assets to be merged and transferred by Division-Tel to Telecomm in accordance with this Agreement as more specifically described in Section 3.3

1.19 Year-End Balance Sheets - means the Balance Sheet for the year ended December 31, 1997.

1.20 Year-End Statements of Income and Expenses - means the Statements of Income and Expenses of Division-Tel for the year ended December 31, 1997.

1.21 Year-End Financial Statements - means the Year-End Balance Sheets, and the Year-End Statement of Income and Expenses.

1.22 Diminutive Error - Means any mistake, misrepresentation, failure to disclose, or other error which has a net dollar value of less than Five Hundred Dollars. ($500.00)

1.23 Cumulative Diminutive Errors - Means the combined total of all diminutive errors made within this agreement.

                             Section 2 - The Merger

2.1 Adoption of Plan of Merger. Both parties have taken all requisite corporate action prior to the date hereof for the purposes of adopting and approving this Agreement pursuant to Indiana Law. Upon execution of this Agreement, Telecomm and Division-Tel shall cause Articles of Merger pursuant to this Agreement to be filed with the Secretary of State of Delaware and Indiana, and shall cause to be filed such certificates, documents or instruments as are required to be filed in Indiana or any other State required in order to effectuate the transactions contemplated by this Agreement.




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2.2      Terms of Merger in General; Conversion of Division-Tel Shares.

         2.2.1 General. Division-Tel shall be merged with and into Telecomm effective as of the date of Closing as set forth below, and the separate corporate existence of Division-Tel shall thereupon cease. The Articles of Incorporation and Code of Regulations of Telecomm as in effect on the Closing Date shall remain in full force and effect. The Merger Consideration shall be payable on the date of Closing as set forth below.

         2.2.2 Conversion of Division -Tel Shares. The Division- Tel Shares shall be exchanged with Telecomm Shares as a result of the Merger of the two entities. Telecomm shall deliver to each Shareholder at the Closing and/or within a reasonable time thereafter, a share certificate evidencing ownership of Telecomm Shares, as set forth in the table below, upon surrender to Telecomm of the share certificate or certificates representing such Shareholder's ownership of Division - Tel Shares duly endorsed for transfer or accompanied by properly executed stock powers.

                      Section 3 - Specific Terms of Merger

3.1 Merger Consideration by Telecomm. To effectuate this Merger, Telecomm will transfer to the Shareholders of Division-Tel, the following:

         3.1.1 Three Hundred Fifty Thousand (350,000) shares of common stock of Telecomm, par value $.01 shares ("Shares").

         3.1.2 Ten Thousand Dollars ($10,000) United States currency.("Cash")

         3.1.3 The payment of Division-Tel's obligation with regard to a Promissory Note payable to Donald TenBarge, with an outstanding balance in the amount of Ninety One Thousand Eighty Six Dollars, zero cents, ($91,086.00) or at such lesser amount as may be owed on said Note at the date of Closing.

         3.1.4 Twenty Thousand Dollars ($20,000) United States currency payable over six months, interest free, as reflected by, and subject to the specific terms as set forth in the Note attached as Exhibit A.

         3.1.5 The assumption of Division-Tel's liabilities per Schedule 4.1.3 as approved by Telecomm, including, but not limited to, the Division-Tel debt as set forth in Section 3.1.3. The liabilities as set forth in Schedule 4.1.3, shall be assumed by Telecomm and paid in the normal course of business, excepting the debts as set forth in Section 3.1.5(a) and 3.1.5(b), as set forth below.

                     (a) The debt incurred by Division-Tel in the amount of Twenty Five Thousand Dollars, ($25,000) to Micheal R. Meece, shall be due and payable at the closing of this agreement. Said debt shall include no interest, nor expenses, above and beyond Twenty Five Thousand Dollars.

                     (b) A bonus due and payable to two Employee's of Division-Tel, specifically, Jon Jackson and Miki Hinman, in the amount of Four Thousand Five Hundred Dollars per Employee, shall be due and payable at the closing of this agreement.

         3.1.6 The assumption of Division-Tel's liabilities incurred in the normal course of business, as approved by Telecomm, as set forth in Schedule 4.1.4, which Schedule will be updated at Closing to include those additional liabilities of Division-Tel incurred in the normal course of business through the Closing Date; provided however, Division-Tel shall be solely responsible for all professional fees including accounting and legal incurred by Division-Tel in connection with the execution and consummation of this Agreement.


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3.2.          Transfer of Stock by Division-Tel.  To effectuate this Merger, the
              Shareholders  of  Division-Tel  shall  cause the  transfer  of all
              Division-Tel   shares  to  Telecomm.   The  Share  certificate  or
              certificates   representing   such   Shareholder's   ownership  of
              Division-Tel Shares shall be duly endorsed for transfer or accompanied by properly executed stock powers.

3.3. Transfer of Assets by Division-Tel. Included in the transfer of all Shares of Stock to Telecomm, Division-Tel shall turn over, surrender, and transfer, any and all assets currently held by Division-Tel. This specification of assets in no way affects the validity of the Merger Agreement, and specifically does not convert this Agreement to an Asset Purchase Agreement. The items set forth below are for the mutual protection of the parties, and are intended only as a guide to the assets to be transferred. This agreement contemplates the transfer of all assets of Division-Tel, whether specifically set forth below or not. This agreement does not contemplate the transfer of any personal assets of Shareholder, as set forth on Schedule 3.3. Any assets used in the business, not specified on Schedule 3.3 shall be transferred to Telecomm herewith.

         3.3.1 All of the Receivables of Division-Tel, as of the Closing Date;

         3.3.2 All inventory of Division-Tel;

         3.3.3 All rights to prepaid expenses, as of the Closing Date;

         3.3.4 The motor vehicles described in Schedule 3.3.4

         3.3.5 The real property owned by Division-Tel;

         3.3.6 All other fixed assets owned by Division-Tel and used in connection with the conduct of Division-Tel's business,

         3.3.7 All right, title and interest in and to all of Division-Tel's Contracts;

         3.3.8 Any and all of the  Customers  of  Division-Tel,  as reflected by
               Schedule 3.3.8 Said Schedule is not intended to be an exhaustive list, rather a guide for the benefit of the parties. Nothing in this Section, this contract, nor any attachment, restricts the transfer of all customers of Division-Tel.

         3.3.9 All manuals, charts, instruction of application, files and records, signs, customer and marketing-data, engineering data, plans and blueprints as are used in connection with Division-Tel's Business, and all documents, papers and records pertaining to employees, customers and vendors in connection with Division-Tel's Business, including accounts receivable and trade payable records; provided, however, that Division-Tel may retain all corporate records and minute books, all original books of account and accounting data maintained by Division-Tel for financial reporting and tax reporting purpose;

         3.3.10 All Intellectual Property of Division-Tel used in connection with Division-Tel's business, and including all rights Division-Tel has to its know-how, trade secrets, processes, technology, discoveries, unpatented inventions and designs, formulae and procedures and other intellectual property, including, but not limited to, documentation relating to any of the foregoing, all shop rights and the right to sue for past infringement or improper, unlawful or unfair use or disclosure thereof and the right to apply for patent, design or similar protection therefor any where in the world;


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

         3.3.11 All assignable   authorizations   relating  to  or  utilized  in
               connection  with  Division-Tel's   Business,   including  without
               limitation, stationery and other office supplies;

         3.3.12 All Division-Tel's rights to any leasehold improvements;

         3.3.13 All Division-Tel's interest in and to all telephone, fax and telex numbers, post office box numbers and all listings pertaining to Division-Tel's Business in all telephone books and directories, stationery, forms, labels, shipping material, catalogs, brochures, art work, photographs and advertising and promotional materials. The telephone, fax, telex numbers and post office box numbers being identified in attached Schedule 3.3.13;

         3.3.14 Rights in, to and under third-party manufacturers' warranties;

         3.3.15 Claims  as  to  which  Division-Tel  is  a  judgment   creditor,
               excluding  any  action  currently   pending   involving   Comvest
               Communications and Division-Tel.

         3.3.16 The goodwill and going concern of value of Division-Tel's Business;

         3.3.17 All cash, bank deposits, and marketable securities.

Section 4. Representations and Warranties of the Shareholders and Division - Tel

4.1 Representations of Each Shareholder. Each Shareholder represents and warrants to Telecomm as follows:

                  4.1.1 Title. Each Shareholder owns beneficially and of record, and has full power and authority to vote and transfer, free and clear of any claims, liens or encumbrances, the Division-Tel Shares shown below. The Division-Tel Shares are owned in the following numbers and percentages by the below listed Shareholders, and collectively constitute all of the Division-Tel Shares owned by such Shareholder.

                  Shareholder      Number of Shares Owned   Percent of Ownership

                  Micheal R. Meece          400                      100

                  4.1.2 Authority Such Shareholder has the full legal right, power and authority to enter into, execute and deliver this Agreement and to perform such Shareholder's obligations hereunder.

                 (a) This Agreement has been duly executed and delivered by such Shareholder and is the valid and binding obligation of such Shareholder enforceable in accordance with its terms.

                  (b) The  execution  and  delivery  of this  Agreement  and the consummation by such Shareholder of the transactions contemplated by this Agreement will not:





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

                       (i) require the further approval or consent of any federal, state, county or local court or other governmental or regulatory body of the approval or consent of any other person; or

                       (ii) conflict with or result in a breach or violation of any of the terms and conditions of, or constitute (with notice, lapse of time or both) a default under or a violation of, any statute, regulation, order, judgment or decree applicable to any such Shareholder or any instrument, contract or other agreement, including, but not limited to, Covenant not to Compete, Stock Lien, mortgage lien, assignment contract, or any other contract to which such Shareholder is a party.

         4.1.3 Division-Tel Liabilities. Schedule 4.1.3 sets forth those certain liabilities which Telecomm has agreed to assume. These liabilities are categorized as liabilities not incurred in the normal course of business and include, but are not limited by, all obligations due from Division-Tel to its past and present shareholders, any debt incurred to raise capital financing, current and past litigation claims, and any other debt not incurred in the Ordinary Course of Business. There are no additional debts of Division-Tel not incurred in the Normal Course of Business. The payment of the Schedule 4.1.3 liabilities will become the obligation of Telecomm from and after the Merger Date and shall be paid in the ordinary course of business.

         4.1.4 Division-Tel Liabilities incurred in the normal course of business. Schedule 4.1.4 will set forth as of the Merger Date those other obligations of Division-Tel incurred in the ordinary course of business and which remain due and owing as of the Merger Date. Where exact amounts of these liabilities cannot be determined on the Merger Date, Division-Tel shall indicate the estimated amount due and owing. The payment of the Schedule 4.1.4 liabilities will become the obligation of Telecomm from and after the Merger Date and shall be paid in the ordinary course of business.

         4.1.5 Telecomm Review and Acceptance. The closing of this transaction is contingent upon Telecomm's review and acceptance of the liabilities set forth in Schedules 4.1.3 and 4.1.4, (collectively "the Liability Schedules")provided however, that Telecomm's acceptance of said Schedules shall not in any manner modify, limit, or invalidate the representations and warranties of Division-Tel and the Shareholder as contained in the Agreement, including but not limited to the representations, warranties and indemnification specifically pertaining to the accuracy of the liabilities listed in the Liability Schedules. No action, or inaction by Telecomm Industries, or any other party, including, but not limited to, Division -Tel or Shareholder, nor any provision in this contract, or any other contract, writing, agreement, oral or otherwise, shall in any manner modify, limit, or invalidate the representations, warranties and indemnification by Division-Tel and the Shareholder with respect to the Liability Schedules.

         4.1.6 Tax Payments and Returns. Such Shareholder and Division-Tel has filed all tax reports and returns required to be filed through the date of this Agreement and has paid all taxes and other related charges (including interest and penalties) due or claimed to be due from such Shareholder or Division-Tel, by federal, state, local or foreign taxing authorities, except as where indicated on Schedule 4.1.6. Said Shareholder has no actual knowledge, nor any reason to know, that any taxing authority has audited any portion of such Shareholder or Division-Tel's tax return, and has no actual knowledge, nor any reason to know, that there are any notices of audit, pending questions relating to, or claims asserted for, taxes or assessment received by or made against such Shareholder.


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

         4.1.7 Restricted Shares. Such Shareholder acknowledges, understands and agrees

                   (a) The Telecomm Shares have not been registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") and have not been registered under any state securities law. The Telecomm Shares may not be resold or redistributed without registration under the Securities Act and any applicable state securities laws, unless an applicable exemption from such registration is available.

                   (b) The Telecomm Shares being acquired by such Shareholder under this Agreement, are being acquired for such Shareholder's own account, for investment purposes, not for the interest of any other person, firm or entity, and not with a view to or present intention or reselling or distributing all or any portion of, or interest in, the Telecomm Shares. In order to assure the forgoing and the status of the Merger as a tax free reorganization, Telecomm Shares cannot be sold, assigned, transferred, conveyed, pledged, hypothecated or other otherwise disposed of by any Shareholder without the prior written consent of the Company for two years after the date the Merger becomes effective.

                   (c) Such Shareholder does not have any right to compel Telecomm to register the Telecomm Shares under the Securities Act or any state securities law and such Shareholder acknowledges that Telecomm has no present intention of registering the Telecomm shares.

                   (d) Such Shareholder has such knowledge and experience in financial and business matters that he is capable by himself of evaluating the merits and risks of his investment in the Telecomm Shares and of making an informed investment decision.

                   (e) Such Shareholder is aware of the tax consequences of owning Telecomm Shares and the termination of S corporation status of Division-Tel.

                   (f) The certificates evidencing the Telecomm Shares shall bear the following legend: The shares represented by this stock certified have not been registered under any state securities act (the "State Acts") or the Securities Act of 1933, as amended (the "Securities Act"). The shares cannot be sold or otherwise disposed of without either registration or an exemption from registration. The corporation is under no obligation to register the shares under the State Acts or the Securities Act.

         4.1.8 Option to Buy Stock upon Termination

                   (a) Termination within Probationary Period. Upon Termination of employment for any reason, including but not limited to; termination for cause, (as defined in the Employment agreement incorporated herein) resignation, death or disability, or any other termination of the Employment relationship, within one year following the effective date of the Employment Agreement, (hereinafter the "Probationary Period"), Shareholder agrees to offer for sale to the Company any and all Telecomm Industries Corp. stock received as consideration for the Merger,




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

                               to wit: Three Hundred Fifty Thousand (350,000) shares, (hereinafter "Possessed Stock") at the amount computed to the stock, based upon the closing per share bid price, on the date of the execution of this agreement.

                   (b) Termination following Probationary Period. Upon Termination of employment for any reason, following said Probationary period as set forth above in Section 4.1.8 (a), Shareholder agrees to offer for sale to the Company any and all Possessed Stock as set forth above in Section
                               4.1.8 (b), at the fair market value of said stock on the date of termination. The calculation of stock value on the date of termination shall be equal to the most recent bid value, not the most recent ask value.

                   (c) Death of Shareholder at any time prior to Termination, In the event of the death of the Shareholder, either during the probationary period or following said period, notwithstanding section 4.1.8 (a), the value shall be equal to the fair market value of the stock at the date of death. The Option to buy the Stock on the part of Telecomm survives the death of the Shareholder, and is binding upon the estate, heirs, assigns, legatees, devisees, or any other third party.

                   (d) Voluntary Purchase by Company. The purchase of the stock by Telecomm is absolutely voluntary, and is to be conducted at the sole discretion of the Chairman and the Board of Directors of Telecomm Industries. Should Telecomm fail to exercise its option, then purchase the stock pursuant to this agreement within Thirty (30) days of Company's actual knowledge, or written notice, of the event that causes the option, the Shareholder, Shareholders estate, heirs, assigns, legatees, devisees, or any other third parties, are no longer bound by this agreement with regard to the transfer of said stock.

                    4.1.9 Action Pending with regard to Comvest Communication. The actions currently pending in the Vanderburgh County Superior Court, reflecting a dispute between the Shareholder, Shareholder's spouse, and Comvest Communications, 82D03-9704-CP- 1039 and 82D03-9704-CP-1666, are potential individual and Division-Tel debts. Shareholder individually agrees to indemnify, and hold harmless, Telecomm or Division-Tel from any and all liability that may result from said action.

                 4.2 Joint and Several Representations of the Shareholder and Division-Tel Each Shareholder and Division-Tel, jointly and severally, represents and warrants to Telecomm as follows:

                   4.2.1  Organization and Qualification; Capitalization.

                                  (a) Division-Tel is an Indiana corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. Division-Tel has the full corporate power to carry on its business as is now being conducted.

                                  (b) The authorized capital stock and the number of shares of capital stock issued and outstanding for Division-Tel is as follows:
                                         (i)      Authorized Capital Stock 1000.
                                         (ii)     Issued Shares 400.

                           4.2.2  Authority.
                                  (a) Division-Tel has the full legal right, power, and authority to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.

                                  (b) This Agreement has been duly executed and delivered by Division-Tel and is the valid and binding obligation of Division-Tel enforceable against
                                        Division-Tel   in  accordance  with  its
                                        terms.

                                  (c) The Board of Directors of Division-Tel and the Shareholders have approved, and no other corporate proceedings are necessary to authorize, this Agreement and the consummation of the transactions contemplated by this Agreement.

                                  (d) The execution and delivery of this Agreement and the consummation by Division-Tel of the transactions contemplated hereby will not:

                                           (i)   conflict  with,   result  in  a
                                                 breach  of,  or  constitute  or
                                                 result in a  default  under any
                                                 of  the  terms,  conditions  or
                                                 provisions  of the  Articles of
                                                 Incorporation  (or  Certificate
                                                 of   Incorporation),   Code  of
                                                 Regulations   (or  by-laws)  or
                                                 other governing  instruments of
                                                 Division-Tel;
                                           (ii)  require the further approval or
                                                 consent of any federal,  state,
                                                 county or local  court or other
                                                 governmental    or   regulatory
                                                 body,   or  the   approval   or
                                                 consent of any other person; or
                                           (iii) conflict  with or result in any
                                                 breach or  violation  of any of
                                                 the terms and conditions of, or
                                                 constitute   a  default   (with
                                                 notice,  lapse of time or both)
                                                 under,  or a violation  or, any
                                                 statute,   regulation,   order,
                                                 judgment  or decree  applicable
                                                 to    Division-Tel    or    any
                                                 instrument,  contract  or other
                                                 agreement to which Division-Tel
                                                 is  a   party   or   to   which
                                                 Division-Tel    is   bound   or
                                                 subject,    including   without
                                                 limitation     the    contracts
                                                 identified in Sections 4.2.4 or
                                                 4.2.5 below.

                           4.2.3  Financial Statements/Dividends/Distributions.

                                  (a) The balance sheets of Division-Tel as defined in Section 1.1, and evidenced by
                                        Schedule 1.1, and the related statements
                                        of income  and  expenses  as  defined by
                                        Section 1.2,  and  evidenced by Schedule
                                        1.2,  previously  delivered  to Telecomm
                                        (Collectively       the       "Financial
                                        Statements")   fairly,   accurately  and
                                        completely   represent   the   financial
                                        position of Division-Tel on the date of execution of this document, and the results of operations and cash flows for Division-Tel for the years then ended.

                                  (b) No dividends or other distributions have been made by Division-Tel to their respective Shareholders since November 26, 1997, except for salaries and commissions in the ordinary course of business, or as set forth in Schedule 4.2.3(b).

                   4.2.4 Ownership of Operating Assets. Division-Tel has good and marketable title to, or holds a valid lease to, (the "Operating Leases"), all of its office equipment, furniture, motor vehicles and other tangible personal property (collectively, the "Operating Assets") owned or used by it in its business, free and clear of all restrictions, liens, claims and other encumbrances except as set forth in Schedule 4.2.4

                   4.2.5 Contracts and Leases. Schedule 4.2.5 sets forth the contracts and leases (including office lease) material to the operation of Division-Tel and which have been previously delivered to Telecomm, are valid, binding upon the parties thereto, in full force and effect and, except as indicated below, have not been amended or modified. Division-Tel and Shareholders will cooperate in having Schedule 4.2.5 Contracts and Leases assigned to Telecomm if requested by Telecomm. Division-Tel and Telecomm acknowledge that a separate Agreement reflecting the assignment of the Contracts and Leases is not required as a result of the merger of Division-Tel into Telecomm.

                   4.2.6 Intellectual Property Rights. To the best of the Shareholder's knowledge Division-Tel owns, or holds adequate licenses to, the intellectual property used in its business, including, without limitation, trademarks, service marks, copyrights, patents, and computer software and data bases, free and clear of all restrictions, liens, claims and other encumbrances, and such use does not and will conflict with, infringe on, or otherwise violate any rights of others.

                   4.2.7 Shareholders: Shareholder Benefits. The Shareholder benefits programs set forth in
                               Schedule 4.2.7 constitute the only Shareholder benefit programs in effect for Division-Tel prior to the date of this Agreement.

                   4.2.8 Employee Benefit Programs. The Employee Benefit programs set forth in Schedule 4.2.8 constitute the only Employee benefit programs in effect for Division-Tel prior to the date of the Agreement

                   4.2.9 Insurance. Division-Tel has in place and in full force and effect, hazard and liability insurance policies with coverage amounts and deductibles as set forth in Schedule 4.2.9

                   4.2.10 Insurance Coverage. The Shareholder and Division-Tel shall take all action necessary to maintain, in the name and for the benefit of Telecomm, all insurance policies of Division-Tel

                   4.2.11 Bank Accounts. The Shareholders and Division-Tel shall take all action Necessary to maintain the bank accounts, lock boxes and other depositories of Division-Tel, and shall cause them to be identified under Telecomm's Federal Employer Identification Number.

                   4.2.12 Permits, Licenses and Compliance with Laws. For this Section, Shareholder and Division-Tel represent and warrant that they have no actual knowledge, nor any reason to know of any violations, and to the best of their knowledge:

                                  (a) Division Tel maintains in full force and effect, all permits, licenses and approvals from federal, state, local and foreign governmental and regulatory bodies required to carry on its business.

                                  (b) Division-Tel is in compliance in all material respects with all federal, state and local laws, ordinances, codes, regulations, orders, requirements,
                                        standards  and   procedures   which  are
                                        applicable to its business.

                                  (c) Neither Division-Tel nor any officer, director or agent of Division-Tel has been convicted of, charged with, or to the knowledge of Division-Tel or the Shareholders, investigated for a violation of federal or state law related to fraud, theft, embezzlement, breach of fiduciary responsibility, or financial misconduct, including but not limited any violation of the Securities Act, or State Securities Law; or has been subject to any order or consent decree of, or criminal or civil fine or penalty imposed by, any court of governmental agency.

                   4.2.13      Litigation.  Except  as set  forth  in  Schedules
                               4.1.3, 4.1.4 and 4.13, (Collectively "the Liability Schedules" and the "Litigation Schedule") there are no claims, complaints, suits, actions and judicial, regulatory, arbitration or governmental actions, proceedings or investigations pending, or to the knowledge of the Shareholders or Division-Tel threatened, or anticipated, including actions known, or actions that Shareholder or Division-Tel have reason to know, against Division-Tel, or any of their respective officers, directors or agents.

                   4.2.14      Tax Payments and Returns.

                                  (a) Division-Tel has delivered to Telecomm true and complete copies of its federal, state and local income tax returns for its tax year ended December 31, 1997. Division-Tel has filed all tax reports and returns required to be filed by it through the date of this Agreement and has paid all taxes and other related charges (including interest and penalties) due or claimed to be due from it by foreign, federal, state or local taxing authorities. To the best of Shareholder knowledge, no taxing authority has audited any portion or a tax return relating to any Shareholder or Division-Tel, and there are no notices of audit, pending questions relating to, or claims asserted for, taxes or assessments received by or made against any Division-Tel.

                                  (b) Since its inception, Division-Tel has been duly qualified as a Sub Chapter S corporation for federal and state income tax purposes and, in connection therewith,

                                         (i)     has   not   had  more  than  35
                                                 shareholders,
                                         (ii)    has not had as a  shareholder a
                                                 person  (other  than an  estate
                                                 and   other    than   a   trust
                                                 described  in Section 1361 ( c)
                                                 (2)  of  the  Internal  Revenue
                                                 Code of 1986,  as amended)  who
                                                 is not an individual,
                                        (iii)    has not had a nonresident alien
                                                 as a shareholder,

                                        (iv)     has  not  had  more  than  "one
                                                 class  of stock"  (as such term
                                                 is used in Section 1361 of the
                                                 Internal Revenue Code of  1986,
                                                 as amended), and
                                        (v)      has     properly     filed    S
                                                 corporation  elections with and
                                                 is  approved as a sub Chapter S
                                                 Corporation   by  the  Internal
                                                 Revenue    Services   and   all
                                                 applicable State Departments
                                                 of Revenue or Taxation.

                   4.2.14 Corporate Documents and Minute Books; Officers and Directors. The minutes of corporate proceedings, stock transfer records, Articles of Incorporation (or Certificate of Incorporation) and Code of Regulations (or by-laws) of Division-Tel have been delivered to Telecomm and are correct and complete, accurately reflect all actions and proceedings of the shareholders and Board of Directors of Division-Tel to date.

                   4.2.15 Brokers/Fees. Negotiations related to this Agreement and the transactions contemplated hereby have been carried on by the Shareholders and Division-Tel, and no brokerage or finders' fees are payable by any Shareholder or Division-Tel to any other party in connection with this Agreement or the transactions contemplated hereby.

                   4.2.16 Adverse Changes. Since September 30, 1997, Division-Tel has not suffered any adverse changes in its financial condition, assets, liabilities or business or any damage, destruction or loss to its assets, whether or not covered by insurance.

                   4.2.17 Operations in the Ordinary Course. Since September 30, 1997 Division-Tel has been operated only in the normal and ordinary course, and has not:

                                  (a) issued or committed to issue any capital stock or other ownership interest therein, other than shown in Section 4.1.1.

                                  (b) granted or committed to grant any options, warrants, convertible securities or other rights to subscribe for, purchase or otherwise acquire any shares of its capital stock or other ownership interest therein;

                                  (c) entered into any material agreement to make capital expenditures, except as noted on Schedule 4.2.17 (c);

                                  (d) entered into any agreement relating to the borrowing of money or other contract for indebtedness, or the guarantee of any obligation for the borrowing of money;

                                  (e)   entered  into  any   material   real  or
                                        personal property lease except as noted on Schedule 4.2.17 (e); or

                                  (f) entered into, modified, or canceled any other agreement, contract or commitment which is not terminable at will.

                   4.2.18 Third Party Consents. The Shareholders and Division-Tel have obtained and delivered to Telecomm the consent or approval of each third party whose consent or approval is required or deemed necessary by Telecomm for the consummation of the transactions contemplated by this Agreement, including but not limited to, Donald Tenbarge.

                   4.2.19 Transactions with Related Parties. Except for the employment of the Shareholders, and the proposed real estate lease with Eclipse Realty, LLC, the summary terms of which is set forth in Exhibit D, there are no contracts, leases, loans, commitments, transactions, arrangements or other understandings, oral or written, between Division-Tel and any Related Party. For purposes of this Section 4.2.19, the term "Related Party" means (a) any Shareholder, (b) the spouse, lineal descendant or other family member of a Shareholder, ( c) any corporation, partnership, trust, limited liability company, or other entity controlled by, or under common control with a Shareholder, (d) any officer, directory or Shareholder of Division-Tel, and (e) any person who is a member, partner or shareholder in any relationship or similar form of business association with any person or entity referred to above.

                   4.2.20 Disclosure. To the best knowledge of the Shareholders and to the best knowledge of Division-Tel, no representation or warranty by the Shareholders or Division-Tel, or any document, written statement or certificate furnished to Telecomm pursuant to this Agreement, contains any untrue statement of material fact or omits to state a fact necessary in order to make the statements contained herein or therein not misleading.

                   4.2.21 Accuracy of Schedule 4.1.3 Said Schedule accurately reflects all obligations of
                               Division-Tel which were not incurred in the "ordinary course of business."
                                  (a) For purpose of this representation obligations owed by Division-Tel whether contingent, fixed, liquidated or unliquidated, including but not limited to obligations owed to
                                        (i)   Shareholder or Shareholder loans;
                                        (ii)  pending  or  threatened litigation
                                              claims;
                                        (iii) obligation  to  repurchase  shares
                                              of stock form former shareholders
                                              shall be considered obligations of
                                              Division-Tel not incurred  in  the
                                              "Ordinary course of business". The
                                              obligations and amounts set  forth
                                              on Schedule  4.1.3  are  true  and
                                              correct.

                   4.2.22 Accuracy of Schedule 4.1.4 Said Schedule accurately reflects all obligations of Division-Tel which were incurred in the "ordinary course of business."

                   4.2.23 Diminutive Errors. Notwithstanding the above Representations and Warranties, Division-Tel and the Shareholder shall bear no liability for Diminutive errors, as defined in section 1.22, so long as the Cumulative Diminutive Errors shall not exceed Five Thousand Dollars ($5,000).

                   4.2.24 Articles of Merger. The preparation and acceptance of Articles of Merger is a Condition Precedent to the Closing of this Agreement. Both parties represent and warrant that they will cooperate with the other party in full and that they will not take any action to hinder, delay, or prevent, the filing of the Articles of Merger with the Secretary of State in both the States of Delaware and Indiana.

             Section 5 - Representations and Warranties of Telecomm

                5.1 Organization and Good Standing. Telecomm is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, registered to conduct business in, among other States, the State of Indiana. Telecomm has full corporate power to carry on its business as it is now being conducted.

                5.2 Authority. Telecomm has the full legal right, power and authority to enter into, execute and deliver this agreement, and to perform its obligations under this agreement. This agreement has been duly executed and delivered by authorized officers of Telecomm and is the valid and binding obligation of Telecomm, enforceable in accordance with its terms. The execution and delivery of this agreement and the consummation by Telecomm of the transactions contemplated will not:

                         5.2.1 Conflict with, result in a breach of, or constitute or result in a default under any of the terms, conditions or provisions of the Certificate of Incorporation, Articles of Incorporation, By-laws or Code of Regulations, or other governing documents of Telecomm.

                         5.2.2 Require the further approval or consent of any federal, state, county or local court, or other Government or regulatory body or the approval or consent of any other person.

                         5.2.3 Conflict with or result in a breach or violation of any of the terms and conditions of, or constitute (with notice, lapse of time, or both) a default under or a
                                    violation   of,  any  statute,   regulation,
                                    order, judgment or decree applicable to Telecomm, or any instrument, contract or other agreement to which Telecomm is a party.

                5.3 Brokers / Fees. Negotiations related to this agreement and the transactions contemplated hereby have been carried on by Telecomm and no brokerage or finders' fees are payable by Telecomm to any other party in connection with this agreement or the Transactions contemplated hereby

                5.4 Payment of Schedule 4.1.3 and Schedule 4.1.4 Indebtedness. Telecomm agrees to assume any and all liabilities as listed on Schedules 4.1.3 and 4.1.4. Any liabilities not listed on said schedules shall remain the sole and absolute responsibility of the Shareholder, and shall be paid by the Shareholder within thirty (30) days after Telecomm is notified, or otherwise becomes aware, of any such liability or claim. With regard to any liability listed on said liability schedules, where Shareholder has personally guaranteed the same, Telecomm agrees to indemnify and hold harmless the Shareholder to the extent of the Corporate debt.

                5.5 Adverse Changes. Telecomm has not suffered any adverse changes in its financial condition, assets, liabilities or business or any damage, destruction or loss to its assets, whether or not covered by insurance, since the most recent filings with the Securities and Exchange commission, more specifically, the Form 10KSB/A, filed on or about September 17, 1997, and the Form 10QSB, filed on or about November 12, 1997, except as where indicated on Schedule 5.5.

                5.6 Articles of Merger. The preparation and acceptance of Articles of Merger is a Condition Precedent to the Closing of this Agreement. Both parties represent and warrant that they will cooperate with the other party in full and that they will not take any action to hinder, delay, or prevent, the filing of the Articles of Merger with the Secretary of State in both the States of Delaware and Indiana.

                            Section 6- Miscellaneous

                6.1          Further  Acts.  The  parties  agree to perform  any
                             further acts and to execute and deliver any other documents which may be reasonably necessary to carry out the intent and provisions of this Agreement.

                6.2 Assignment. Without the consent of Division-Tel, Telecomm may assign all or any part of this Agreement and all or any part of its rights and obligations hereunder to an affiliate of Telecomm.

                6.3 Headings. The clause headings appearing in this Agreement have been inserted for the purpose of convenience and reference. They do not purport to, and will not be deemed to, define, limit or extend the scope or intent of the clauses to which they apply, and they will not be considered in construing the terms of this Agreement.

                6.4 Investigation Will Not Constitute A Waiver. No investigation, or lack thereof, by Telecomm, or any of its agents, will be deemed to constitute or imply a waiver of any rights of Telecomm may have, including any right to indemnification as the result of any material misrepresentation, or breach of warranty, or covenant in favor of Telecomm as otherwise provided in this Agreement.

                6.5 Counterparts. This Agreement may be executed in several counterparts, each of which when so executed will be deemed to be an original for all purposes.

                6.6 Partial Invalidity. If any provision of this Agreement is invalid or is held illegal or unenforceable, then notwithstanding any such invalidity, illegality, or unenforceablility of such provision, the remainder of this Agreement will subsist and will be in full force and effect as though such invalid, illegal or unenforceable provision had been omitted form this Agreement.

                6.7 Entire Agreement. This Agreement embodies the entire agreement of the parties as to the subject matter herein contained. There are no promises, terms, conditions or obligations other than those contained herein; and this Agreement will supersede all previous communications, representations, or agreements, either verbal or written, between the parties hereto. Without limiting the foregoing, no letter, telegram, or other communication passing between the parties hereto, concerning any matter during the negotiation of this Agreement, will be deemed a part of this Agreement, nor will it have the effect of modifying or adding to this Agreement.

                6.8 Additional Documents. Each party will execute and deliver, to either party, subsequent to the Closing, such other documents or instruments as may be reasonably necessary to effectuate the provisions and purpose of this Agreement. Without limitation of the generality of the foregoing, Division-Tel will perform all reasonable acts to cause any licenses or permits issued to
                             Division-Tel to be assigned or transferred to Telecomm in order that Telecomm may conduct Division-Tel's Business subsequent to the Closing as herein contemplated.

                6.9 No Amendment. No amendment, modification, change or discharge of any term or provision of this Agreement will be valid or binding unless the same is in writing and signed by all the parties hereto. No waiver of any of the terms of this Agreement will be valid unless signed by the parties against whom such waiver is asserted.

                6.10 Gender. All terms and words used in this Agreement, regardless of the number and gender in which they are used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context or sense of this Agreement, or any other section or clause herein, may require, the same as if such words had been fully and properly written in the required number and gender.

                6.11 Time Periods. Any action required hereunder to be taken within a certain number of days will be taken within that number of calendar days; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken will be automatically extended to the next business day.

                6.12 Construction. This Agreement has been prepared by the joint efforts of the respective attorneys for each of the parties. This Agreement should be interpreted fairly, and not strictly construed against either party.

                6.13 No Third Party Beneficiaries. The parties affirmatively state that they do not intend to confer any legal or contractual rights or benefits upon any third persons or Entities, either directly or incidentally, and all legal rights, duties and obligation set forth in this Agreement will bind and benefit only the parties hereto.

                6.14 Notices. Any notice or demand required or permitted to be given hereunder, will be in writing, signed by the party giving or making the same, and will be delivered by certified mail, return receipt requested, or by personal hand delivery, to all parties hereto at their respective addresses hereinafter set forth. In the event that delivery of any such notice or demand cannot be effected as aforesaid, the same may be served by any method authorized for the service of legal process as set forth in the Indiana Rules of Civil Procedure. Any party hereto will have the right to change the place to which any such notice or demand, or other written instrument will be sent to him by similar notice sent in a like manner to all parties hereto. The date of mailing of any such offer or demand, if applicable, will be deemed to be the date of such offer or demand and will be effective form that date. The addresses of the parties to this Agreement are as shown herein below.

           To Employee:           Mr. Micheal Meece
                                  6500 Danielle Lane
                                  Newburgh, Indiana 47630

                    CC:           Marc D. Fine, Esq.
                                  MATTINGLY, RUDOLF, FINE & PORTER, LLP
                                  221 NW Fifth Street, Second Floor
                                  P.O. Box 1507
                                  Evansville, Indiana 47706

           To the Company:        Telecomm Industries Corp.
                                  8450 Westfield Blvd.
                                  Indianapolis, IN 46240
                                  Attn.: Mr. Paul Stoyanoff, Vice President
                                  Attn.: Mr. Paul Satterthwaite, Vice President

                                  And

                    CC:           Nicholas Bacon, esq.
                                  8450 Westfield Blvd.
                                  Indianapolis, IN 46204

                6.15 Binding. This Agreement will bind an inure to the benefit of the parties hereto, their respective assigns, and personal representatives and successors.

                6.16 Incorporation by Reference. All exhibits schedules and documents attached hereto will be deemed to be incorporated herein by reference as though fully set forth.

                6.17 Competent Professional Advice. All parties to this agreement have reviewed this agreement with competent legal counsel. Both parties have sought and obtained legal counsel and certified public accountants with respect to this agreement and the transactions contemplated therein. Both parties, therefore, enter this agreement, knowingly, intentionally, and intelligently.

                6.18 Professional Fees. Each Party shall bear the expense of any Professional Fees, including, but not limited to, Attorney fees, Accountant fees, or Investigative fees. However, notwithstanding this paragraph, in the event of a Breach of this Agreement, the Non-breaching party shall be responsible for Attorney fees and costs of collection.

                6.19         Employment Agreement and Non Competition Agreement.
                             Attached  hereto  as  Exhibits  C and  D,  are  the
                             Employment               Agreement              and
                             Non-Competition/Confidentiality Agreements entered into by the Parties contemporaneously with this Merger Agreement. Said agreements are incorporated by reference into this document and made a part hereof. The consideration for this Merger Agreement is sufficient and adequate consideration for the Merger Agreement, the Employment Agreement and the Non-Compete/Confidentiality Agreement.

                6.20 Letter of Intent Restriction. This Agreement does not modify, nor does it supersede, the restrictions upon the parties as set forth in the Letter of Intent of Telecomm, as issued on the 26th day on November, 1997. Following the closing of the transaction, as set forth in section 8, this Agreement shall become legally binding, and shall supersede said letter of intent.

                6.21 Revocation of Previous Definitive Agreement. The Parties have previously entered into a valid and enforceable form of this Agreement, including an addendum, both executed via facsimile transmission. It is the intent of the Parties to execute an original Merger Agreement at the Closing of this transaction, as set forth in Section 8. Upon it's execution, said original shall supersede, revoke, and make null and void any and all Merger Agreements, including any addendum, executed previously by and among the parties.

                        Section 7 - Conditions Precedent

                7.1 Non-Binding until Satisfaction of Conditions This transaction is Non-Binding upon either Party until and upon the Satisfaction of the Conditions Precedent and Closing as set forth Below, except where specifically indicated. It is the Parties intention that this document will become a binding, valid, and enforceable Agreement following the Closing of this Transaction.

                7.2 Conditions Precedent - The intention of the Parties is to become legally bound to this agreement following the closing of this transaction. Said Closing shall not take place until the following Conditions Precedent are satisfied:

                                  7.2.1 Exchange  of Tangible  Consideration  as
                                        set forth in this Agreement, including, but not limited to, exchange of cash, promissory notes, certificates of stock, or other consideration as set forth in
                                        Section 3.1

                                  7.2.2 Transfer   of  Stock  as  set  forth  in
                                        Section 3.2

                                  7.2.3 Transfer  of  Assets  as  set  forth  in
                                        Section 3.3 et seq.

                                  7.2.4 Completion and delivery of all schedules
                                        and  exhibits  as   referenced  in  this
                                        agreement   by   both    parties,    and
                                        acceptance of the same by both parties.

                                  7.2.5 Successful  completion  of due diligence
                                        as performed by auditors, attorneys or agents of Telecomm.

                                  7.2.6 Execution  of  the  mutually  acceptable
                                        Employment Agreement by both Parties.

                                  7.2.7 Execution  of  the  mutually  acceptable
                                        Non-Competition    Agreement   by   both
                                        Parties.

                                  7.2.8 Execution  of  the  mutually  acceptable
                                        Lease for the  property  located at 4855
                                        Stonegate Square, Highway 261, Newburgh,
                                        Indiana 47630.

                                  7.2.9 Satisfaction, and subsequent release, of
                                        the  obligation  of  Division-Tel   with
                                        regard  to the Debt  owed to  Donald  C.
                                        TenBarge.

                                  7.2.10 Successful  assignment  of any and  all
                                        material contracts to which Division-Tel
                                        is a party,  including  but  limited to,
                                        any  Contract to which  Ameritech,  Bell
                                        South,   or  any  other   Regional  Bell
                                        Operating Company, is a party.

                                  7.2.11 Closing shall be  scheduled  for a date
                                        prior, and completed no later than, January 29, 1998, unless mutually agreed to, or waived, by both parties.

                                  7.2.12 Should the Conditions  Precedent not be
                                        satisfied as set forth above, and should
                                        the  Closing  not  occur  as  set  forth
                                        below, neither party shall be bound, nor
                                        bear any liability from this  agreement,
                                        unless  any  of  said   provisions   are
                                        mutually   modified  or  waived  by  the
                                        parties in writing.

                                  7.2.13 Preparation of appropriate  Articles of
                                        Merger to be filed with the Secretary of State in the States of Delaware and Indiana, and acceptance thereof by and among all parties.

                                  7.2.14 Execution  of   the   Document   titled
                                        Checklist of Merger, attached as Exhibit
                                        E. Said  document has no binding  effect
                                        other  than  to  reflect   the   parties
                                        understanding regarding the necessary documentation to effectuate this Merger.

                                  7.2.15 Execution  and  Delivery  of  Certified
                                        Corporate  Resolutions  authorizing this
                                        Merger transaction by both parties.

                               Section 8 - Closing

                         8.1 Upon Completion of the Conditions Precedent set forth above, and the completion of Closing as set forth below, this Agreement shall become a legally binding, valid and enforceable Agreement.

                         8.2 The Closing of this transaction shall be deemed an express representation that there have been no material changes by, between or among, any of the parties hereto, since the execution of this Merger Agreement.

                         8.3 Closing Date and Time. The Closing shall take place on the 29th day of January, 1998, at 10:30 AM., or such other date and time as subsequently may be agreed upon by the parties, in writing. Any reference herein to the Closing Date for the purpose of establishing a point in time, or calculating a period of time, means 11:59 p.m., local time on the Closing Date.

                         8.4 Transfer of Business. Upon the successful Closing of this transaction, Telecomm and Division-Tel shall become one entity, and Division-Tel shall cease to exist as a valid and legally existing entity. Any and all business transactions, or activities, as contemplated by this agreement, shall be transferred to Telecomm. In no event shall this clause, or any other clause in this contract, be construed to effect the Representations, Warranties or Indemnification as set forth by both parties in this agreement.

         IN WITNESS WHEREOF, the parties have signed this Agreement, consisting of 20 pages. The intent of the Parties is to be legally bound thereby.

Signed in the Presence of the following, and on the date first indicated on this agreement:

                DIVISION - TEL COMMUNICATIONS GROUP, INC. (Division-Tel)


                           By:_________________________
                                 Micheal R.  Meece, President


                                 ______________________________
                                 Micheal R. Meece, Individually



                           TELECOMM INDUSTRIES CORP. (Telecomm)


                           By: _____________________________
                                  James M. Lowery, CEO and
                                  Chairman of the Board


Counsel for the Parties:


________________________________
Nicholas Bacon, Esquire
Counsel for Telecomm Industries
8450 Westfield Blvd.
Indianapolis, Indiana 46240


________________________________
Marc D. Fine, Esq.
Counsel for Division-Tel and Micheal Meece
MATTINGLY, RUDOLF, FINE & PORTER, LLP
221 NW Fifth Street, Second Floor
P.O. Box 1507
Evansville, Indiana 47706

                          ADDENDUM TO MERGER AGREEMENT

         Come now the Parties, Telecomm Industries, Corp. (hereinafter "Telecomm") and Micheal Meece, (hereinafter "Meece") and agree to this Addendum to Merger Agreement, executed contemporaneously with a General Release of Liability.

                                    Recitals

                A. That the Merger Agreement executed on February 19, 1998 by and among Telecomm, Meece and Division Tel Communications Group, Inc.(hereinafter "Division-Tel"), be and hereby is amended by this Addendum.

                B. That Division-Tel ceased to exist following the perfection of the Merger as outlined in the Merger Agreement, and as such, is not a necessary party to this Addendum.

                C. That Meece was sole shareholder of Division-Tel prior to the transaction set forth in the Merger Agreement.

                D. That other than as set forth in this Addendum, and the contemporaneously executed General Release of Liability, the previously executed Merger Agreement remains in full force and effect.

         The Parties agree as follows:

         1. That Section 4.1.7 (b) of the Merger Agreement shall be, and hereby is, replaced in full by the following text:

                  The Telecomm shares being acquired by such Shareholder under this Agreement are being acquired for such Shareholder's own account, for investment purposes, not for the interest of any other person, firm or entity and not with a view to or present intention of reselling or distributing all or any portion of, or interest in, the Telecomm shares. In order to assure the foregoing and the status of the Merger as a tax-free reorganization, the Telecomm shares are restricted as follows:

                  One hundred thousand (100,000) shares cannot be sold, assigned, transferred, conveyed, pledged, hypothecated, or otherwise disposed of by the Shareholder without the prior written consent of the Company prior to February 20, 1999.

                  The remaining shares, or more specifically, two hundred fifty thousand (250,000) shares cannot be sold, assigned, transferred, conveyed, pledged, hypothecated, or otherwise disposed of by the Shareholder without the prior written consent of the Company prior to February 20, 2000.

         2. That Section 5 of the Merger Agreement be, and hereby is, modified as necessary to give the true and anticipated meaning to the language set forth in the General Release of Liability executed contemporaneously herewith, and attached hereto as Exhibit A1.

         3. That the Parties agree that the transfers anticipated in Paragraph one of this Addendum may only be performed in a manner not violative of any Federal, State or Local law, statute, regulation, or ordinance, including but not limited to, the rules and regulations of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

         4. That the contemporaneous execution of both this Addendum and the General Release of Liability is required before any obligation or relief from obligation as set forth in any of the same occurs.

         5. That both this Addendum and the General Release of Liability become Null and Void if, and only if, all of the following conditions are met:
              a. Micheal Meece, individually or through an appropriate transfer agent, requests an opinion to sell or transfer a number of shares equal to or less than 100,000 shares;
              b. The request is made after February 19, 1999; c. The request is made before May 19, 1999;
              d. The requested opinion is not issued within 30 days of the request or the opinion is issued that said sale would not be permissible;
              e. That the failure to issue a timely opinion authorizing the sale or transfer is not a result of any act or omission of Meece or any person acting on his behalf;


Telecomm Industries, Corp. by:



______________________________________________         __________________
James M. Lowery, CEO and Chairman of the Board                Dated


______________________________________________         __________________
Nicholas Bacon, General Counsel                               Dated






______________________________________________         __________________
Micheal R. Meece, Individually                                Dated